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                            BRADLEY REAL ESTATE, INC.

                   $100,000,000 OF 7.00% SENIOR NOTES DUE 2004


                             UNDERWRITING AGREEMENT
                             ----------------------


November 20, 1997


PAINEWEBBER INCORPORATED
BT ALEX. BROWN INCORPORATED
SALOMON BROTHERS INC
FIRST CHICAGO CAPITAL MARKETS, INC.
  c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York  10019

Dear Ladies and Gentlemen:

     Bradley Real Estate, Inc., a Maryland corporation (the "Company"), and Bradley Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership" and together with the Company, the "Transaction Entities"), confirm their agreement with PaineWebber Incorporated, BT Alex. Brown Incorporated, Salomon Brothers Inc and First Chicago Capital Markets, Inc., (the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 of this Underwriting Agreement), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of $100,000,000 aggregate principal amount of the Operating Partnership's 7.00% Senior Notes due 2004 (the "Securities"), as further described on SCHEDULES A AND C hereto.

     Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined):

     1. DESCRIPTION OF SECURITIES. The Operating Partnership proposes to issue and sell to the Underwriters the Securities to be issued under an Indenture, to be dated November 24, 1997 (the "Senior Indenture"), as supplemented by Supplemental Indenture No. 1 thereto to be dated November 24, 1997 (the "Supplemental Indenture" and, together with the Senior Indenture, the "Indenture") between the Operating Partnership and LaSalle National Bank, as trustee (the "Trustee").

     2. REPRESENTATIONS AND WARRANTIES OF THE TRANSACTION ENTITIES. Each of the Transaction Entities, jointly and severally, represents and warrants to you and the Underwriters as follows:

          (a) A registration statement on Form S-3 (File No. 333-36577) with respect to debt securities to be offered from time to time in accordance with Rule 415 of the rules and regulations of

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     the Securities and Exchange Commission (the "Commission") under the
     Securities Act of 1933, as amended (the "1933 Act") (the "1933 Act Rules and Regulations") by the Operating Partnership, including a preliminary prospectus which contains a preliminary base prospectus and a preliminary prospectus supplement setting forth the terms of the offering, sale and plan of distribution of the Securities being offered by the Operating Partnership and additional information concerning the Operating Partnership and its business, based on the oral advice of the Commission, has been declared effective. Such registration statement and preliminary prospectus may have been amended or supplemented prior to the date of this Underwriting Agreement; any such amendment or supplement was so prepared and filed, and, based on the oral advice of the Commission, any such amendment filed after the effective date of such registration statement has been declared effective. Such registration statement (as amended, if applicable) and the preliminary prospectus constituting a part thereof (including, in each case, the information, if any, deemed to be a part thereof pursuant to Rule 430A under the 1933 Act Rules and Regulations, is referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by either of the Transaction Entities for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical to any Prospectus delivered to you for use in connection with the offering of the Securities by the Operating Partnership. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of the Registration Statement and Prospectus, any such amendments or supplements and all documents incorporated by reference therein that

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     were filed with the Commission on or prior to the date of this Underwriting
     Agreement have been delivered or made available to you and your counsel.

          (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) conformed or will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; the Indenture, on the date of filing thereof with the Commission and at the Closing Date conformed or will conform in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "TIA"); each part of the Registration Statement, when such part became or becomes effective did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the TIA (the "Form T-1") and (ii) statements in, or omissions from, any such document in reliance upon, and in conformity with, information concerning the Underwriters that was furnished to the Transaction Entities by the Underwriters specifically for use in the preparation thereof.

          (c) The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, when they became or become effective under the 1933 Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"), as applicable.

          (d) The financial statements of the Operating Partnership set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Operating Partnership as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles

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     consistently applied through the periods involved (except as otherwise stated therein). The summary financial, pro forma financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Rules and Regulations.

          (e) The only subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Transaction Entities are the subsidiaries listed on SCHEDULE B hereto (the "Subsidiaries"). Each of the Transaction Entities and each of their Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation or general or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Transaction Entities and each of its Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Transaction Entities taken as a whole; and, other than the Subsidiaries, the Transaction Entities own no material amounts of stock or beneficial interest in any corporation, partnership, joint venture or other business entity and do not own 10% or more of the outstanding voting stock of any entity separately taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code").

          (f) The Securities have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable by the Operating Partnership and conform, or when so issued will conform, to the description thereof in the Prospectus. All of the partnership interests of the Operating Partnership have been duly and validly authorized and issued and are fully paid and approximately 95% of such partnership interests are owned of record and beneficially by the Company free and clear of all liens, encumbrances, equities or claims.

          (g) The Securities will be as of the Closing Date duly authorized by the Operating Partnership for issuance and sale pursuant to this Underwriting Agreement and the Indenture; and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and

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     delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Underwriters pursuant to this Underwriting Agreement, the Securities will be valid and legally binding obligations of the Operating Partnership entitled to the benefit of the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (together, the "Enforceability Limitations") and the executing, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, bylaws or partnership agreement, as the case may be, Transaction Entities or any of their Subsidiaries or any material contract, lease or other instrument to which the Transaction Entities or any of their Subsidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree, except for such breaches or defaults which individually or in the aggregate do not involve a material risk to the business, properties, financial position or results of operations of the Transaction Entities taken as a whole; the Indenture has been duly qualified under the TIA and prior to the issuance of the Securities will be duly authorized, executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to the Enforceability Limitations; the Securities and the Indenture will conform in all material respects to the statements relating thereto contained in the Prospectus; and the Securities are, in all material respects, in the form contemplated by the Indenture.

          (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Transaction Entities have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Transaction Entities on a consolidated basis, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Transaction Entities, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Transaction Entities on a consolidated basis.

          (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Transaction Entities,

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     threatened any action, suit or proceeding to which any of the Transaction
     Entities is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Transaction Entities, or might materially and adversely affect the properties or assets thereof.

          (j) There are no contracts or documents of the Transaction Entities that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the 1933 Act or the Exchange Act or by the 1933 Act Rules and Regulations or the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations") that have not been so filed.

          (k) This Underwriting Agreement has been duly executed, delivered and will be performed by each of the Transaction Entities, and the Indenture has been duly authorized, executed delivered and performed by the Operating Partnership. The execution of this Underwriting Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which either of the Transaction Entities is a party or by which it is bound or to which any of the property of either of the Transaction Entities is subject, the charter, or bylaws or partnership agreement, as the case may be, of either of the Transaction Entities, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement and the Indenture in connection with the issuance or sale of the Securities by the Operating Partnership, except such as may be required under the 1933 Act, the TIA or state securities laws; and the Operating Partnership has full power and authority to authorize, issue and sell the Securities as contemplated by this Underwriting Agreement and the Indenture, free of any preemptive or similar rights.

          (l) The Transaction Entities have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses; the Transaction Entities are not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which either of the Transaction Entities is a party or by which either

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     of the Transaction Entities or any of their properties are bound, violation of which would individually or in the aggregate have a material adverse effect on the Transaction Entities, and no other party under any such agreement or instrument to which either of the Transaction Entities is a party, to the knowledge of the Transaction Entities, in default in any material respect thereunder; and neither of the Transaction Entities is in violation of their organizational documents.

          (m) Except as described in the Prospectus, and except for defects or exceptions that are not material in relation to the business of the Transaction Entities, their Subsidiaries and Related Entities (as defined below), taken as a whole: (i) in accordance with general warranty deeds issued by the Company (the "Transfer Deeds") with regard to the Properties that had previously been owned by the Company (the "Transferred Properties"), substantially all of the Properties (as defined in the Prospectus) have been transferred from the Company to the Operating Partnership as of the date hereof; (ii) the Transaction Entities and each of their Subsidiaries and any partnership or joint venture in which such party is a participant (a "Related Entity") have good and marketable title to all such Properties, subject to the exceptions noted in the Transfer Deeds; (iii) if there are any liens, charges, encumbrances, claims or restrictions affecting the Properties and the assets of the Operating Partnership, they are disclosed in the Prospectus or noted in the Transfer Deeds; (iv) the Operating Partnership, its Subsidiaries and Related Entities have valid, subsisting and enforceable (subject to the Enforceability Limitations) leases for the properties described in the Prospectus as leased by them; (v) no tenant under any of the leases pursuant to which the Operating Partnership, its Subsidiaries and Related Entities lease their Properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) to the knowledge of the Transaction Entities, the use and occupancy of each of the Properties of the Operating Partnership, its Subsidiaries and Related Entities complies in all material respects with all applicable codes and zoning laws and regulations; (vii) the Operating Partnership, its Subsidiaries and Related Entities have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the Properties of the Operating Partnership, its Subsidiaries or Related Entities; (viii) the Operating Partnership, its Subsidiaries and Related Entities have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements on, construction on, or access to any of the Properties of the Operating Partnership, its Subsidiaries or Related Entities; and (ix) the Transfer Deed Certificate (as defined in Section 5(f) of this Underwriting Agreement) will be true and correct in all material respects.

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          (n) Title insurance in favor of the mortgagee, the Transaction
     Entities, their Subsidiaries and Related Entities is maintained with respect to each of the Properties owned by the Transaction Entities, their Subsidiaries and Related Entities, as shown in the Prospectus, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Transaction Entities, their Subsidiaries or Related Entities of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities, their Subsidiaries and Related Entities taken as a whole.

          (o) The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, nor do the Operating Partnership or its Subsidiaries hold a participating interest therein.

          (p) Except as set forth in the Prospectus, none of the Transaction Entities has any knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by each of them, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities taken as whole. In connection with the construction on or operation and use of the properties owned by the Transaction Entities, each of the Transaction Entities represents that, as of the date of this Underwriting Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities taken as a whole.

          (q) Property and casualty insurance in favor of each of the Transaction Entities and each of their Subsidiaries is maintained with respect to each of the properties owned by each of them in an amount and on such items as is reasonable and customary for businesses of this type.

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          (r) Each Transaction Entity has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.

          (s) The Operating Partnership is classified as a partnership (and is not taxed as a corporation) for federal income tax purposes.

          (t) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Transaction Entities of this Underwriting Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc., or as may be necessary under state securities laws) has been obtained or made and is in full force and effect.

          (u) Each Transaction Entity holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and neither of the Transaction Entities have infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Operating Partnership as a whole.

          (v) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operating in conformity with the requirements for qualification as a real estate investment trust under the Code. The Company's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would adversely affect its ability to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

          (w) Neither Transaction Entity or any of its subsidiaries, is an "investment company" within the meaning of the Investment Operating Partnership Act of 1940, as amended.

          (x) Each of the partnership and joint venture agreements to which either of the Transaction Entities is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, subject to the Enforceability Limitations, and the

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     executing, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, partnership agreement or bylaws of either of the Transaction Entities or any material contract, lease or other instrument to which the Transaction Entities or any of their Subsidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree.

     3. PURCHASE, SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Operating Partnership agrees to issue and sell the Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Operating Partnership the respective principal amount of Securities set forth on SCHEDULE C hereto at the purchase price set forth on SCHEDULE A hereto plus accrued interest, if any, from the date specified on SCHEDULE A hereto to the date of payment and delivery.

     The Operating Partnership understands that the Underwriters intend (i) to make a public offering of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

     Payment for the Securities shall be made to the Operating Partnership or to its order in immediately available funds in the amount, on the date and at the time and place set forth on SCHEDULE A hereto (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Operating Partnership may agree in writing). Such payment will be made upon delivery to you of the Securities registered in such names and in such denominations as you shall request not less than two full Business Days prior to the date of delivery, with transfer taxes, if any, payable in connection with transfer to the Underwriters duly paid by the Operating Partnership. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date." The Securities will be delivered through the book entry facilities of The Depository Trust Company ("DTC") and will be made available for inspection by you by 1:00 P.M. New York City time on the Business Day prior to the Closing Date at such place in New York City as you, DTC and the Operating Partnership shall agree.

     4. COVENANTS. Each of the Transaction Entities jointly and severally covenants and agrees to:

          (a) Cause the Prospectus to be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations) (but only if you or your counsel have not reasonably objected thereto by notice to the

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     Transaction Entities after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. During the period in which a prospectus relating to the Securities is required to be delivered under the 1933 Act, the Transaction Entities will (i) notify you promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information,
     (ii) prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with your distribution of the Securities, and (iii) file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which you or your counsel shall reasonably object by notice to the Transaction Entities after having been furnished a copy a reasonable time prior to the filing.

          (b) Advise you, promptly after either one of them shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

          (c) Comply with all requirements imposed upon them by the 1933 Act, the 1933 Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and the TIA as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which, in the opinion of your counsel, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the

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     1933 Act, the Transaction Entities will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Transaction Entities) so as to correct such statement or omission or effect such compliance.

          (d) Furnish to you copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and Prospectus that are filed with the Commission during the period in which a prospectus relating to the Securities is required to be delivered under the 1933 Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as you may from time to time reasonably request.

          (e) Furnish you with copies of filings of the Transaction Entities under the 1933 Act and Exchange Act and with all other financial statements and reports it distributes generally to the holders of any class of its capital stock during the period of five years commencing on the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

          (f) Make generally available to its security holders as soon as practicable and in the manner contemplated by Rule 158 of the 1933 Act Rules and Regulations, but in any event not later than 15 months after the end of the Transaction Entity's current fiscal quarter, an earning statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that shall satisfy the provisions of
     Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations and will advise you in writing when such statement has been made available.

          (g) Pay, or reimburse if paid by you, whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Transaction Entities under this Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the word processing and reproduction of the Indenture and the Securities, (iii) the costs incurred by the Transaction Entities in furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by you or by dealers to whom Securities may be sold, (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated by you, including the reasonable fees, disbursements and other charges of your counsel in connection therewith, and the preparation of a blue sky memoranda, (iv) the fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services ("S&P" and, together with Moody's, the "Rating Agencies") for the rating of the Securities at the request of the Operating Partnership, (v) counsel to the Transaction Entities, (vi) the transfer agent for the Securities, (vii) the costs and expenses of the Trustee under the Indenture and (viii) KPMG Peat Marwick LLP ("KPMG") or any other accountants engaged by the Transaction Entities in connection with the offering of the Securities.

          (h) Not take, at any time, directly or indirectly, other than in connection with this Underwriting Agreement, any action designed to stabilize, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization of, the price of the Securities.

          (i) Take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Securities.

          (j) Execute and deliver the Senior Indenture and the Supplemental Indenture designating the Securities, as the debt securities to be offered, and their terms and provisions in accordance with the provisions of the Senior Indenture.

          (k) Apply the net proceeds to the Operating Partnership from the sale of the Securities by the Operating Partnership as set forth under the caption "Use of Proceeds" in the Prospectus.

          (l) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Securities are to occur, unless otherwise specified in the Prospectus.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS AT THE CLOSING. The Underwriters' obligation to purchase and pay for the Securities at the Closing as provided herein shall be subject to the accuracy of the representations and warranties of the Transaction Entities herein and to the performance by each Transaction Entity of its obligations hereunder and to the following additional conditions:

          (a) You shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel for the Operating Partnership, dated the Closing Date, to the effect that:

               (i) Each of the Transaction Entities and each of their Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or general or limited partnership, as the case may be, and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has full power and authority to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Transaction Entities taken as a whole;

               (ii) All of the partnership units of the Operating Partnership (as disclosed in the Prospectus) owned by the Company are owned by the Company free and clear of all liens, charges and encumbrances;

               (iii) The Operating Partnership has the authorized, issued and outstanding debt, and partnership units as set forth under the caption "Capitalization" in the Prospectus and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and all of the outstanding partnership units of the Operating Partnership are fully paid and nonassessable and, to the knowledge of such counsel, none of them was issued in violation of any preemptive or other similar right. The issuance of the Securities has been duly authorized by the Operating Partnership and, when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Underwriters pursuant to this Underwriting Agreement, such Securities will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits provided for in the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Limitations. To the knowledge of such counsel, no holder of any security of the Operating Partnership has the right to have any security owned by such holder included for registration in the Registration Statement or to demand registration of any security owned by such holder during the 180 days after the date of this Underwriting Agreement;

               (iv) The Registration Statement has become effective under the 1933 Act, the Indenture has been qualified under the TIA, the Prospectus has been filed as required by Section 4(a) hereof and, to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

               (v) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the 1933 Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the Exchange Act, as applicable, and the 1933 Act or Exchange Act Rules and Regulations, as applicable; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any other documents mentioned in this clause;

               (vi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

               (vii) This Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership; the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter, bylaws or partnership agreement, as the case may be, of either of the Company or the Operating Partnership, or any statute known to such counsel applicable to the Company or the Operating Partnership; and, to the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Securities by the Operating Partnership, except such as have been obtained under the 1933 Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters;

               (viii) The Indenture has been duly and validly authorized, executed and delivered by the Operating Partnership and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to the Enforceability Limitations; the execution, delivery and performance of the Indenture and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the partnership agreement of the Operating Partnership or any statute applicable to the Operating Partnership and known to such counsel; and the Indenture has been duly qualified under the TIA;

               (ix) The Indenture and the Securities conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus under the captions "Description of Debt Securities" and "Description of Notes;"

               (x) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code;

               (xi) None of the Transaction Entities or their subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xii) The Operating Partnership is classified as a partnership (and is not taxed as a corporation) for federal income tax purposes; and

               (xiii) The Operating Partnership satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the 1933 Act and the 1933 Act Rules and Regulations.


Such counsel shall also include a statement in such opinion to the effect that:

               (i) Such counsel has reviewed the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of the Transaction Entities at which contents of the Registration Statement and related matters were discussed and based on such review and participation, such counsel has no reason to believe that either any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                              (ii) To the best of such counsel's knowledge and without such counsel having made any investigation of any governmental records or court dockets or taken any other similar action, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or, or to such counsel's knowledge, threatened against, or involving the assets, properties or businesses of, either or the Transaction Entities or any of their Subsidiaries, involving the Transaction Entities' or any of their Subsidiaries' officers or directors or to which any of the Transaction Entities' or any of their Subsidiaries' properties or other assets is subject which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Transaction Entities and their Subsidiaries taken as a whole.

          (b) You shall have received from Rogers & Wells, your counsel, such opinion or opinions, dated the Closing Date, with respect to the organization of each of the Transaction Entities, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (c) At the time of execution of this Underwriting Agreement and at the Closing Date, you shall have received a letter from KPMG, dated at the date of delivery thereof, to the effect set forth in EXHIBIT I hereto.

          (d) You shall have received from the Transaction Entities a certificate, signed by the president or a vice president and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

               (i) The representations and warranties of the Transaction Entities in this Underwriting Agreement are true and correct, as if made at and as of the Closing Date, and the Transaction Entities have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effective- ness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

               (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

          (e) (i) None of the Transaction Entities or their Subsidiaries or any Property shall have sustained since the date of the latest financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of either Transaction Entity or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders' or partners' equity, as applicable, or results of operations of either Transaction Entity, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

          (f) You shall have received from the Transaction Entities a certificate (the "Transfer Deed Certificate"), signed by the president and chief executive officer of the Company, dated the Closing Date, including, as exhibits thereto, both (i) a true, accurate and complete list of recording information (the "Recording Information List") for the Transfer Deeds and (ii) true, accurate and complete copies of the Transfer Deeds, and certifying that the Operating Partnership has not sold any of the Transferred Properties and that, except as noted on the Recording Information List, the Operating Partnership is the current owner of the Transferred Properties.

          (g) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel. The Operating Partnership will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request and the Operating Partnership shall furnish to you such further certificates and documents as you shall have reasonably requested.

     6. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Transaction Entities jointly and severally will indemnify and hold harmless each Underwriter and its directors, officers, employees and agents and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which an Underwriter, or any such person, may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of either Transaction Entity or based on written information furnished by or on behalf of either Transaction Entity filed in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by an Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Transaction Entities shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by an Underwriter through gross negligence or willful misconduct); provided that the Transaction Entities will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Underwriter furnished in writing to the Transaction Entities by an Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

          (b) The Underwriters will indemnify and hold harmless each Transaction Entity and each person, if any, who controls each Transaction Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, each partner of the Transaction Entities and each officer or director of the Transaction Entities who signs the Registration Statement to the same extent as the foregoing indemnity from the Transaction Entities to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Underwriter furnished in writing to the Transaction Entities by such Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that the Underwriters might otherwise have; PROVIDED, HOWEVER, that in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discounts and commissions received by the Underwriters.

          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes a unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
     (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Transaction Entities or the Underwriters, the Transaction Entities and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Transaction Entities from persons other than the Underwriters, such as persons who control the Transaction Entities within the meaning of the 1933 Act and officers of the Transaction Entities who signed the Registration Statement, who also may be liable for contribution) to which the Transaction Entities and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts, commissions and other compensation received by the Underwriters and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Underwriting Agreement within the meaning of the 1933 Act will have the same rights to contribution as that party, and each officer of the Transaction Entities who signed the Registration Statement will have the same rights to contribution as the Transaction Entities, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e) The indemnity and contribution agreements contained in this
     Section 6 and the representations and warranties of the Transaction Entities contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriters or on their behalf, (ii) acceptance of the Securities and payment therefore or (iii) any termination of this Underwriting Agreement.

     7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Transaction Entities contained herein or in certificates delivered pursuant hereto, and the Underwriters' agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or the Transaction Entities or any of its officers or any controlling persons, and shall survive delivery of and payment for the Securities hereunder.

     8. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Underwriting Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Underwriter in SCHEDULE A hereto bears to the total aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in SCHEDULE A hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the total aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 3 without the written consent of such Underwriter. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Transaction Entities, except that the Transaction Entities will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 6. As used in this Underwriting Agreement, the term "Underwriter" includes, for all purposes of this Underwriting Agreement unless the context requires otherwise, any party not listed in SCHEDULE A hereto who, pursuant to this Section 9, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Transaction Entities for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Operating Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     9. TERMINATION. You shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Underwriting Agreement if (i) either of the Transaction Entities shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled when due, (iii) the rating assigned by any nationally recognized statistical rating organization ("Rating Organization") to the Company, the Operating Partnership or the Securities of either of them as of or subsequent to the date of this Agreement shall have been lowered since that date or if such Rating Organization shall have publicly announced that it has under surveillance or review for the purpose of considering lowering such rating, its rating of the Company, the Operating Partnership or the Securities, (iv) trading on the New York Stock Exchange shall have been wholly suspended, (v) a banking moratorium shall have been declared by federal or New York authorities, or (vi) an outbreak of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Underwriting Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party with respect to Securities not purchased by reason of such termination except that the provisions of Sections 4(g), 6 and 10 hereof shall at all times be effective. If you elect to terminate this Underwriting Agreement as provided in this Section 9, each of the Transaction Entities shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.

     10. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Operating Partnership shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Transaction Entities to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Transaction Entities is not fulfilled, the Transaction Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Underwriting Agreement and the proposed purchase of the Securities, and upon demand the Transaction Entities shall pay the full amount thereof to the Underwriters. If this Underwriting Agreement is terminated pursuant to
Section 9 by reason of the default of one or more Underwriters, the Transaction Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     11. NOTICES. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you at 1285 Avenue of the Americas, New York, New York 10019, c/o Real Estate Investment Banking, attention: David R. Jarvis (phone 212-713-7911; fax 212-713-7949), (with a copy to Jay L. Bernstein, Esq., c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166, phone 212-878-8527; fax 212-878-8375), or if sent to the Operating Partnership, shall be mailed, delivered, telexed or telecopied and confirmed to Thomas P. D'Arcy, CEO, or Irving E. Lingo, Jr., CFO, Bradley Real Estate, Inc., 40 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062 (phone 847-272-9800; fax 847-480-1893) (with copy to William B. King, P.C., c/o Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109; phone 617-570-1530; fax 617-570-8150). Any party to this
Underwriting

Agreement may change such address for notices by sending to the other party to this Underwriting Agreement written notice of a new address for such purpose.

     12. PARTIES. This Underwriting Agreement shall inure to the benefit of, and be binding upon, the Transaction Entities and the Underwriters and our respective successors and the controlling persons and officers referred to in
Section 6(a) hereof, and no other person will have any right or obligation hereunder.

     13. APPLICABLE LAW. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                              Very truly yours,

                              BRADLEY REAL ESTATE, INC.


                              By: /s/ Thomas P. D'Arcy
                                 -----------------------------------------------
                                 Name: Thomas P. D'Arcy
                                 Title: President and Chief Executive Officer


                              BRADLEY OPERATING LIMITED PARTNERSHIP


                              By:  BRADLEY REAL ESTATE, INC.,
                                     its general partner

                              By: /s/ Thomas P. D'Arcy
                                 -----------------------------------------------
                                 Name: Thomas P. D'Arcy
                                 Title: President and Chief Executive Officer



ACCEPTED as of the date first above
  written

PAINEWEBBER INCORPORATED
BT ALEX. BROWN INCORPORATED
SALOMON BROTHERS INC
FIRST CHICAGO CAPITAL MARKETS, INC.
     c/o PaineWebber Incorporated
     1285 Avenue of the Americas
     New York, New York 10019

By:  PAINEWEBBER INCORPORATED

   By: /s/ David R. Jarvis
      -----------------------------------
      Name:  David R. Jarvis
      Title: Managing Director

                                    EXHIBIT I

                           FORM OF KPMG COMFORT LETTER

                                   SCHEDULE A



                                        PRINCIPAL AMOUNT
UNDERWRITERS                              OF 2004 NOTES
------------                            ----------------

PaineWebber Incorporated                $ 50,050,000
BT Alex. Brown Incorporated               16,650,000
Salomon Brothers Inc                      16,650,000
First Chicago Capital Markets, Inc.       16,650,000
                                        ------------

     Total                              $100,000,000
                                        ------------

                                   SCHEDULE B

                           LIST OF SUBSIDIARIES OF THE
                              TRANSACTION ENTITIES


Bradley Financing Corp.
Bradley Financing Partnership
Bradley Management Corp.
Bradley Management Limited Partnership
Williamson Square Associates Limited Partnership
Bradley Midwest Management, Inc.
Bradley Real Estate Management, Inc.

                                   SCHEDULE C



Senior Notes Due 2004
---------------------

Principal Amount                   $100,000,000.00
Coupon:                            7.00%
Settlement Date:                   November 24, 1997

Price to Public:                   99.780% of par
Price to Public:                   $ 99,780,000.00

Underwriting Discount:             0.625% of par
Underwriting Discount:             $    625,000.00

Price to Underwriter:              99.155% of par
Proceeds to the Company            $ 99,155,000.00

Maturity Date:                     November 15, 2004

                                 C-1